UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 10, 2010
(Date of earliest event reported)

FORWARD INDUSTRIES, INC.
(Exact name of registrant as specified in the charter)

New York	000-6669	13-1950672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

1801 Green Road, Suite E

Pompano Beach, FL 33064
(Address of Principal Executive Offices)

(954) 419-9544

(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Item 1.01.  Entry into a Material Definitive Agreement.

Settlement Agreement with the LaGrange Group

On August 10, 2010, the Board of Directors (the “Board”) of Forward Industries, Inc., a New York corporation (the “Company”), determined that the interests of the Company and its shareholders would be best served by, among other things, avoiding a contested election of directors at a special meeting during 2010 or at the 2010 annual meeting in 2011 as well as the expense and disruption that would result therefrom.  Accordingly, the Board approved, and the Company entered into, the Settlement Agreement, dated as of August 10, 2010 (the “Settlement Agreement”), by and among the Company, LaGrange Capital Partners, L.P., LaGrange Capital Partners Offshore Fund, Ltd., LaGrange Special Situations Yield Master Fund, Ltd.,  LaGrange Capital Management, L.L.C., LaGrange Capital Administration, L.L.C. and Frank LaGrange Johnson (collectively, the “LaGrange Group”), which contemplated certain changes to the composition of the Board and the Company’s management team as well as the other matters described below.

Pursuant to the Settlement Agreement, the LaGrange Group agreed to withdraw its preliminary consent materials on file with the Securities and Exchange Commission (the “SEC”), thus abandoning its previously announced efforts to call a special meeting of the Company’s shareholders.

As contemplated by the terms of the Settlement Agreement, on August 10, 2010, Michael Schiffman and Bruce Galloway resigned from the Board, and Douglas W. Sabra resigned as President and Chief Executive Officer of the Company, as Acting Chairman of the Board and as a member of the Board.  Thereafter, as also contemplated by the terms of the Settlement Agreement, the Board appointed (i) Frank LaGrange Johnson (“Mr. Grange Johnson”), Stephen L. Key and Owen P.J. King (collectively, with Mr. Grange Johnson, the “New Appointees”) to fill the resulting vacancies in the Board, (ii) Mr. Grange Johnson as Chairman of the Board and (iii) Brett M. Johnson as the Company’s President and Chief Executive Officer to serve the Company on an “at-will” basis and with the same base compensation and benefits as the Company’s previous President and Chief Executive Officer pending his negotiation of a long-term employment agreement with the Board’s Compensation Committee.

Under the terms of the Settlement Agreement, the Company agreed that (i) prior to the time that it mails its definitive proxy statement for the Company’s 2010 annual meeting, the Company will take all necessary actions to nominate the New Appointees for election to the Board at the 2010 Annual Meeting, (ii) it will take no action to increase the size of the Board above six members prior to the final certification of the results of the 2010 annual meeting unless such increase is approved by a majority of the Board and (iii) it will recommend, support and solicit proxies for the election of the New Appointees in the same manner as for the Company’s other 2010 nominees for election as directors at the 2010 annual meeting.  Also, under the terms of the Settlement Agreement, the LaGrange Group agreed to vote all of its shares of Company stock in favor of, and otherwise support, the election of John F. Chiste, Fred Hamilton and Louis Lipschitz (collectively, the “Continuing Directors”) at the 2010 annual meeting.

In addition, pursuant to the terms of the Settlement Agreement, the Company agreed to cause the appointment of (i) the New Appointees to the committees of the Board such that the New Appointees have at least an equal number of members as the Continuing Directors on each committee and (ii) Mr. King as Chairman of the Nominating and Governance Committee at the first meeting of the Board following the execution of the Settlement Agreement.  Furthermore, for any committee of the Board created after August 10, 2010, pursuant to the terms of the Settlement Agreement, the Company agreed that the New Appointees shall have at least an equal number of members on such committee as do the Continuing Directors.

Under the terms of the Settlement Agreement, if any New Appointee leaves the Board (whether by resignation or otherwise) before the conclusion of the Company’s 2011 annual meeting, the LaGrange Group will be entitled to recommend to the Board’s Nominating and Governance Committee a replacement director (each of whom will be deemed a “New Appointee” for purposes of the Settlement Agreement).  The Settlement Agreement requires that any replacement director recommended by the LaGrange Group qualify as “independent” pursuant to applicable NASDAQ listing standards and that the Board’s Nominating and Governance Committee not unreasonably withhold its acceptance of any replacement director recommended by the LaGrange Group.  In the event the Nominating and Governance Committee does not accept any replacement director recommended by the LaGrange Group, the LaGrange Group will have the right to recommend an additional replacement director for consideration by the Nominating and Governance Committee. The Company agreed to cause the Board to appoint the replacement director to the Board no later than five business days after the Nominating and Governance Committee’s recommendation of the replacement director.

Similarly, under the terms of the Settlement Agreement, if any Continuing Director leaves the Board (whether by resignation or otherwise) before the conclusion of the Company’s 2011 annual meeting, the remaining Continuing Directors (or the remaining Continuing Director, as applicable), will be entitled to recommend to the Board’s Nominating and Governance Committee a replacement director (each of whom will be deemed a “Continuing Director” for purposes of the Settlement Agreement).  The Settlement Agreement requires that any replacement director recommended by the remaining Continuing Directors qualify as “independent” pursuant to applicable NASDAQ listing standards and that the Board’s Nominating and Governance Committee not unreasonably withhold its acceptance of any replacement director recommended by the remaining Continuing Directors. In the event the Nominating and Governance Committee does not accept any replacement director recommended by the remaining Continuing Directors, the remaining Continuing Directors will have the right to recommend an additional replacement director for consideration by the Nominating and Governance Committee. The Company agreed to cause the Board to appoint the replacement director to the Board no later than five business days after the Nominating and Governance Committee’s recommendation of the replacement director.

Under the terms of the Settlement Agreement, the LaGrange Group agreed that before the date that is 14 days prior to the last date on which a shareholder of the Company may nominate, in accordance with the applicable procedures set forth in the Company’s Bylaws, a person for election as a member of the Board at the Company’s 2011 annual meeting, it shall not take any action in furtherance of seeking (i) additional Board representation other than as provided herein or (ii) to call a special meeting of the Company’s shareholders for any purpose.  The LaGrange Group also agreed that it would not enter into any agreement, understanding or arrangement with the purpose or effect to cause or further any of the foregoing or otherwise engage in any activities with the purpose or effect to cause or further any of the foregoing.

The Company also agreed to reimburse the LaGrange Group up to $150,000 for its reasonable, documented out-of-pocket fees and expenses (including legal expenses) incurred in connection with its consent solicitation, its Schedule 13D and related filings and the finalization of the Settlement Agreement.  The Settlement Agreement also required (i) certain changes to the Company’s Bylaws, (ii) the termination of the Shareholder Protection Rights Agreement, dated as of June 9, 2010 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company LLC, as Rights Agent and (iii) delivery by the Company of its Severance and Release Agreement with Mr. Sabra, dated August 10, 2010 (the “Sabra Severance and Release Agreement”), its Retention Agreement with Mr. McKenna, dated August 10, 2010 (the “McKenna Retention Agreement”), and its Employment Agreement with Mr. McKenna, effective August 10, 2010 (the “McKenna Employment Agreement”), each as more fully described below.

The Settlement Agreement is filed as an exhibit to this Report and is incorporated herein by reference. The foregoing description and summary of the Settlement Agreement is qualified in its entirety by reference to the Settlement Agreement.

Severance and Release Agreement with Douglas W. Sabra

The Company entered into the Sabra Severance and Release Agreement which terminates Mr. Sabra’s Employment Agreement, effective January 2008, as extended and restated on August 12, 2008 and as extended again without further modification effective January 2010 (as so amended, the “Prior Sabra Agreement”).  The Sabra Severance and Release Agreement includes a release of claims against the Company by Mr. Sabra, his heirs, assigns and anyone acting on his behalf, reaffirms the Confidentiality, Non-Compete, Non-Solicitation, Separability and Specific Performance provisions of the Prior Sabra Agreement, bars Mr. Sabra from making certain disparaging remarks and commits Mr. Sabra to cooperating with the Company in connection with claims, litigations and proceedings against the Company and to returning certain confidential Company information.

In consideration of Mr. Sabra’s execution and performance of the Sabra Severance and Release Agreement, the Company agreed to (i) pay Mr. Sabra $500,000, of which half was paid on August 10, 2010 and the remaining half will be paid in 12 equal monthly installments commencing on September 1, 2010, (ii) immediately vest and eliminate all restrictions on 26,666 shares of restricted Common Stock of the Company previously granted to Mr. Sabra under the Company’s Equity Incentive Plan, (iii) immediately vest the option to purchase 10,000 shares of Common Stock of the Company at $2.02 per share, previously granted to Mr. Sabra under the Company’s Equity Incentive Plan, with the right to immediately exercise such option in accordance with the stock option award agreement and (iv) release any claims against Mr. Sabra by the Company.

The Sabra Severance and Release Agreement is filed as an exhibit to this Report and is incorporated herein by reference.  The foregoing description and summary of the Sabra Severance and Release Agreement is qualified in its entirety by reference to the Sabra Severance and Release Agreement.

Employment Agreement and Retention Agreement with James O. McKenna III

Wishing to retain and secure the services of Mr. McKenna, the Company’s Chief Financial Officer, the Company has entered into the McKenna Employment Agreement, employing Mr. McKenna as Chief Financial Officer and Treasurer of the Company at a salary of $175,000 per annum.  In connection with the McKenna Employment Agreement, the Employment Agreement, dated August 12, 2008 (the “Prior McKenna Agreement”), between Mr. McKenna and the Company was terminated.  Under the McKenna Employment Agreement, Mr. McKenna will be eligible to earn bonus compensation based on achievement of targets set by the Board’s Compensation Committee in respect of each fiscal year during the term.

The term of the McKenna Employment Agreement expires on December 31, 2011, and either party may give notice of non-renewal not less than 90 days prior to that date.  If the Company gives such notice, which is considered a termination without cause, Mr. McKenna would be entitled to receive a payment from the Company equal to one year of his salary.  Mr. McKenna is also entitled to a payment equal to one year of his salary as severance in the event of his termination “without cause” in circumstances other than non-renewal and termination for “good reason” (as such terms are defined in the McKenna Employment Agreement).

Under the terms of the McKenna Employment Agreement, Mr. McKenna is subject to the terms of restrictive covenants that prohibit him from competing against the Company, soliciting its employees, or soliciting its customers, in each case for a period one year after expiration of the term or any renewal thereof.  He is also bound not to disclose material, non-public information pertaining to the Company after expiration of the term.

As a condition to Mr. McKenna receiving any potential severance payments under the McKenna Employment Agreement, he has agreed (for heirs, assigns and anyone acting on his behalf) to release the Company of claims against the Company, not to make certain disparaging remarks against the Company and committed to cooperating with the Company in connection with claims, litigations and proceedings against the Company and to returning certain confidential Company information.

 In addition, the Company has entered into the McKenna Retention Agreement, providing Mr. McKenna with a retention payment of $175,000 if Mr. McKenna performs his duties under the McKenna Employment Agreement in the capacities set forth therein until at least March 1, 2011.

Each of the McKenna Employment Agreement and the McKenna Retention Agreement is filed as an exhibit to this Report and is incorporated herein by reference. The foregoing descriptions and summaries of the McKenna Employment Agreement and the McKenna Retention Agreement are qualified in their entirety by reference to the McKenna Employment Agreement and the McKenna Retention Agreement, respectively.

Amendment to the Rights Agreement

Pursuant to the terms of the Settlement Agreement, the Company was required to terminate the Rights Agreement.  In connection therewith, on August 10, 2010, the Board approved the Amendment to the Rights Agreement, which was entered into by the Company as of August 10, 2010 (the “Amendment”).  Pursuant to the terms of the Amendment, the definition of the term “Expiration Time” in the Rights Agreement was amended such that the Rights Agreement expired at 11:59 pm EDT on August 10, 2010.

The Amendment is filed as an exhibit to this Report and is incorporated herein by reference. The foregoing description and summary of the Amendment is qualified in its entirety by reference to the Amendment.

Item 1.02.  Termination of a Material Definitive Agreement.

In response to this Item 1.02, the Company hereby incorporates by reference the descriptions under Item 1.01 of this Report included under the caption “Severance and Release Agreement with Douglas W. Sabra” relating to the termination of the Prior Sabra Agreement,  the caption “Employment Agreement and Retention Agreement with James O. McKenna III” relating to the termination of the Prior McKenna Agreement and the caption “Amendment to the Rights Agreement” relating to the termination of the Rights Agreement.

The Sabra Severance and Release Agreement and the Amendment are each filed as an exhibit to this Report and are each incorporated herein by reference. The foregoing descriptions and summaries of the Sabra Severance and Release Agreement and the Amendment are qualified in its entirety by reference to the Sabra Severance and Release Agreement and the Amendment.

Item 3.03.  Material Modification to Rights of Security Holders.

In response to this Item 1.02, the Company hereby incorporates by reference the description under Item 1.01 of this Report included under the caption “Amendment to the Rights Agreement” relating to the termination of certain rights of shareholders of the Company under the Rights Agreement as of 11:59 am EDT on August 10, 2010.

The Amendment is filed as an exhibit to this Report and is incorporated herein by reference. The foregoing description and summary of the Amendment is qualified in its entirety by reference to the Amendment.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 1.01 of this Report, in connection with the Company’s entry into the Settlement Agreement, Messrs. Schiffman and Galloway resigned from the Board, and Mr. Sabra resigned as Acting Chairman of the Board and as a member of the Board, on August 10, 2010.  In connection with their resignations from the Board, Messrs. Sabra, Schiffman and Galloway also resigned from all committees of the Board.  Also on August 10, 2010, Mr. Sabra resigned as President and Chief Executive Officer of the Company.  In connection with his resignation from the Board, Mr. Schiffman agreed to serve as an ongoing advisor to the Company without any compensation.

In connection with the aforementioned resignations by Messrs. Sabra, Schiffman and Galloway, on August 10, 2010, the Board determined that (i) the vesting date for options held by each of Messrs. Galloway and Schiffman to purchase 15,000 shares of Common Stock at a price of $2.43 per share, scheduled to vest on February 10, 2011, would be accelerated to August 10, 2010, and (ii) that the provision of the Company’s Equity Incentive Plan which otherwise would cause all outstanding stock options of the Company to expire 90 days after a grantee’s employment or service terminates, would be waived for all outstanding options held by Messrs. Sabra, Galloway and Schiffman.  Thus, these options may be exercised at any time prior to their expiration..

After the aforementioned resignations from the Board by Messrs. Sabra, Schiffman and Galloway, on August 10, 2010, the remaining members of the Board appointed (i) Messrs. Grange Johnson, Key and King to fill the vacancies created by the resignations, (ii) Mr. Grange Johnson as Chairman of the Board and (iii) Mr. King as a member of the Board’s Nominating and Governance Committee and as Chairman of the Committee.

In addition, on August 10, 2010, the Board appointed Mr. Brett Johnson as the Company’s President and Chief Executive Officer, on an “at-will” basis with the same base compensation and benefits as the Company’s previous President and Chief Executive Officer pending his negotiation of a long-term employment agreement with the Board’s Compensation Committee.

Mr. Brett M. Johnson is the founder of Benevolent Capital Partners, LLC (“BCP”), a diversified investment company whose investments include Yak Pak, Inc. and Terracycle.  Prior to founding BCP in October 2005, Mr. Johnson was President of Targus Group International, Inc. (“Targus”), a global supplier of notebook carrying cases and accessories, from 2001 to 2004, during which time he led a comprehensive restructuring of the business.  Prior thereto, Mr. Johnson was managing director of Targus’s Europe, Middle East and Africa region and its Asia-Pacific region.  Under Mr. Johnson’s leadership, Targus was a two-time winner of the Queen’s Award for Enterprise and a six-time winner of Gartner Group’s Best Vendor Award at RetailVision and VarVision.  In addition, from 1998 to 2009, Mr. Johnson was a member of the of Board of Director of Targus and a member of the Audit Committee of the Board of Directors of Targus from 2006 to 2009.  Mr. Johnson is 40 years old.  Messrs. Brett Johnson and Grange Johnson are brothers.

In response to this Item 5.02, in addition to the description provided above under this Item 5.02, the Company hereby incorporates by reference the disclosure included in response to Item 1.01 of this Report.

Each of the Settlement Agreement, the Sabra Severance and Release Agreement, the McKenna Employment Agreement and the McKenna Retention Agreement is filed as an exhibit to this Report and is incorporated herein by reference. The foregoing descriptions and summaries of the Settlement Agreement, the Sabra Severance and Release Agreement, McKenna Employment Agreement and the McKenna Retention Agreement are qualified in their entirety by reference to respective agreements.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously reported by the Company, on June 9, 2010, the Board had amended and restated the Amended and Restated Bylaws of the Company that had become effective on February 13, 2008 and were filed with the SEC on December 5, 2007 (the “Former Bylaws”).  Pursuant to the terms of the Settlement Agreement, on August 10, 2010, the Company repealed all provisions of the Bylaws that were in effect on August 10, 2010 (the “Second Amended and Restated Bylaws”) but that were not included in the Former Bylaws, and amended and restated the Second Amended and Restated Bylaws as the Third Amended and Restated Bylaws, effective as of August 10, 2010 (the “Third Amended and Restated Bylaws”).

Section 203 of the Second Amended and Restated Bylaws provided that special meetings of the shareholders of the Company may be called at any time by, among others, Qualified Shareholders (as defined in the Second Amended and Restated Bylaws) holding at least forty percent (40%) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting.  This provision was amended on August 10, 2010 in the Third Amended and Restated Bylaws to revert to the language of the Former Bylaws, such that the forty percent (40%) was decreased to thirty percent (30%).

Section 301 (“Management by Board of Directors”) of the Second Amended and Restated Bylaws provided for three classes of directors and specified the terms of office of each of the classes of directors.  Section 301 also contained a proviso that the amendment relating to the classification of the Board would only be effective and be part of the Bylaws of the Company if and when such amendment would have been duly approved by the shareholders of the Company.  Section 301 was amended on August 10, 2010 in the Third Amended and Restated Bylaws to revert to the language of the Former Bylaws, removing the classification of directors and the related proviso.

The Third Amended and Restated Bylaws is filed herewith and is incorporated herein by reference.  The foregoing description and summary of the Third Amended and Restated Bylaws is qualified in its entirety by reference to the Third Amended and Restated Bylaws.

Item 7.01.  Regulation FD Disclosure.

On August 10, 2010, the Company issued a press release discussing future opportunities for the Company and describing the changes to the Board, the new management team and corporate planning (the “Press Release”).

The Press Release is furnished herewith and is incorporated by reference in response to this Item 7.01.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
Exhibit Number	Description

3.1	Third Amended and Restated Bylaws of Forward Industries, Inc., as amended and restated on August 10, 2010

4.1	Amendment to the Shareholder Protection Rights Agreement, dated as of August 10, 2010, by and between Forward Industries, Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent

10.1

Settlement Agreement, dated as of August 10, 2010, by and among Forward Industries, Inc., LaGrange Capital Partners, L.P., LaGrange Capital Partners Offshore Fund, Ltd., LaGrange Special Situations Yield Master Fund, Ltd.,  LaGrange Capital Management, L.L.C., LaGrange Capital Administration, L.L.C. and Frank LaGrange Johnson

10.2	Severance and Release Agreement, dated August 10, 2010, by and between Forward Industries, Inc. and Douglas W. Sabra

10.3	Employment Agreement, dated August 10, 2010, by and between Forward Industries, Inc. and James O. McKenna III

10.4	Retention Agreement, dated August 10, 2010, by and between Forward Industries, Inc. and James O. McKenna III

99.1	Press Release, dated August 10, 2010

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: August 16, 2010	/s/ Brett M. Johnson___________ Brett M. Johnson President & Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Third Amended and Restated Bylaws of Forward Industries, Inc., as amended and restated on August 10, 2010

4.1	Amendment to the Shareholder Protection Rights Agreement, dated as of August 10, 2010, by and between Forward Industries, Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent.

10.1

Settlement Agreement, dated as of August 10, 2010, by and among Forward Industries, Inc., LaGrange Capital Partners, L.P., LaGrange Capital Partners Offshore Fund, Ltd., LaGrange Special Situations Yield Master Fund, Ltd.,  LaGrange Capital Management, L.L.C., LaGrange Capital Administration, L.L.C. and Frank LaGrange Johnson

10.2	Severance and Release Agreement, dated August 10, 2010, by and between Forward Industries, Inc. and Douglas W. Sabra

10.3	Employment Agreement, dated August 10, 2010, by and between Forward Industries, Inc. and James O. McKenna III

10.4	Retention Agreement, dated August 10, 2010, by and between Forward Industries, Inc. and James O. McKenna III

99.1	Press Release, dated August 10, 2010